UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

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FORM 8-K

 ________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019 (May 10, 2019)

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Twin River Worldwide Holdings, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-38850 (Commission File Number)	20-0904604 (I.R.S. Employer Identification Number)
100 Twin River Road Lincoln, Rhode Island 02865 (Address and zip code of principal executive offices)

(401) 475-8474

(Registrant’s telephone number, including area code)

________________________

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TRWH	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 10, 2019, Twin River Worldwide Holdings, Inc. (the “Company”) issued $400 million aggregate principal amount of its 6.750% Senior Notes due 2027 (the “Notes”) pursuant to an indenture (the “Indenture”) among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. The Notes mature on June 1, 2027. Interest is payable in cash semi-annually on June 1 and December 1 of each year, beginning on December 1, 2019.

The Company may redeem some or all of the Notes at any time prior to June 1, 2022 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest. In addition, prior to June 1, 2022, the Company may redeem up to 40% of the original principal amount of the Notes with proceeds of certain equity offerings at a redemption price equal to 106.750% of the aggregate principal amount of such Notes plus accrued and unpaid interest. On or after June 1, 2022, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture plus accrued and unpaid interest. The Notes are subject to disposition and redemption requirements imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, (1) incur additional indebtedness, (2) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, (3) enter into certain transactions with affiliates, (4) sell or otherwise dispose of assets, (5) create or incur liens, and (6) merge, consolidate or sell all or substantially all of the Company’s assets. These covenants are subject to exceptions and qualifications set forth in the Indenture.

If the Company sells certain of its assets or experiences specific kinds of changes of control, the Company must offer to repurchase the Notes at a repurchase price equal to (1) par plus any accrued and unpaid interest in the case of an asset sale or (2) 101% of the aggregate principal amount thereof plus any accrued and unpaid interest in the case of a change of control.

The Indenture also contains customary events of default, including (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) certain events of bankruptcy and insolvency, and (5) failure to pay certain judgments. An event of default under the Indenture allows either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes, as applicable, issued under such Indenture to accelerate the amounts due under the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under the Notes.

Credit Agreement

On May 10, 2019, the Company and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Citizens Bank, N.A., as administrative agent and collateral agent (the “Agent”), and the other lenders party thereto, providing for senior secured financing of up to $550 million, consisting of (1) a senior secured term loan facility in an aggregate principal amount of $300 million, which will mature in 2026 (the “Term B Loan Facility” and the loans thereunder, the “Term B Loans”), and (2) a senior secured revolving credit facility in an aggregate principal amount of $250 million, which will mature in 2024 (the “Revolving Credit Facility” and, together with the Term B Loan Facility, the “Senior Secured Credit Facilities”). The Revolving Credit Facility was undrawn at closing.

The Senior Secured Credit Facilities allow the Company to (1) establish additional Term B Loans and/or establish one or more new tranches of term loans and/or (2) increase commitments under the Revolving Credit Facility and/or add one or more new tranches of revolving facilities, in an aggregate amount not to exceed (I) the greater of (x) $195 million and (y) 100% of consolidated EBITDA for the most recent four-quarter period plus or minus certain amounts as specified in the Credit Agreement, including an unlimited amount subject to compliance with a consolidated total secured net leverage ratio as set out in the Credit Agreement.

The Senior Secured Credit Facilities are guaranteed by each of the Company’s existing and future wholly owned domestic restricted subsidiaries, subject to certain exceptions, and are secured by a first priority lien on substantially all of the Company’s and each of the guarantors’ existing and future property and assets, subject to certain exceptions.

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to, at the Company’s option, either (1) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs and subject to a floor of $0.00% or (2) a base rate determined by reference to the greatest of the federal funds rate plus 0.50%, the prime rate as determined by the Agent, the one-month LIBOR rate plus 1.00%, and 1.00%, in each case plus an applicable margin. In addition, on a quarterly basis, the Company is required to pay each lender under the Revolving Credit Facility a 0.5% commitment fee in respect of commitments under the Revolving Credit Facility, which may be subject to one or more step-downs based on the Company’s total net leverage ratio.

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The Senior Secured Credit Facilities contain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, (1) incur additional indebtedness, (2) pay dividends or make certain other restricted payments, (3) sell assets, (4) make certain investments, and (5) grant liens. These covenants are subject to exceptions and qualifications set forth in the Credit Agreement. The Revolving Credit Facility contains a financial covenant regarding a maximum total net leverage ratio that applies when borrowings under the Revolving Credit Facility exceed 30% of the total revolving commitment.

All borrowings under the Senior Secured Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties subject to certain exceptions.

The foregoing descriptions of the Indenture and the Credit Agreement are qualified in their entirety by reference to the full text of each of the Indenture and the Credit Agreement, filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of May 10, 2019, among Twin River Worldwide Holdings, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee

10.1*	Credit Agreement, dated as of May 10, 2019, among Twin River Worldwide Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citizens Bank, N.A., as administrative agent and collateral agent

*           Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: May 13, 2019

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